EXHIBIT 4(b)

  THIS DEBENTURE IS A REGISTERED GLOBAL DEBENTURE AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"). UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN DEFINITIVE REGISTERED FORM, THIS REGISTERED GLOBAL DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

  REGISTERED               McDonald's Corporation               REGISTERED

       Number         7.05% DEBENTURE DUE NOVEMBER 15, 2025
  RU                                                          $150,000,000

  SEE REVERSE FOR
  CERTAIN DEFINITIONS                                     CUSIP 580135 BU4

    McDonald's Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred
  to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of One Hundred Fifty Million Dollars ($150,000,000) on November 15, 2025 and to pay interest thereon to the Registered Holder hereof from November 13, 1995, or from the most recent interest payment date to which interest has been paid or duly provided for, semiannually on May 15 and November 15, in each year, commencing May 15, 1996 at the rate of 7.05% per annum until the principal hereof is paid or such payment is duly provided for. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in said Indenture, be paid to the Person in whose name this Debenture is registered at the close of business on the record date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day) next preceding an interest payment date. Payment of the principal of and interest on this Debenture will be made at the designated office or agency of the Company maintained for such purpose in the City of New York, New York and the City of Philadelphia, Pennsylvania, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or, at the option of the Company, interest so payable may be paid by check to the order of said Holder mailed to his address appearing on the Debt Security Register. Any interest not so punctually paid or duly provided for shall be payable as provided in the Indenture.

    Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.
    Unless the Certificate of Authentication hereo n has been executed by the Trustee referred to on the reverse hereof (or by an Authenticating Agent, as provided in the Indenture) by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

  In Witness Whereof, McDonald's Corporation has caused this Instrument to be signed in its corporate name by the Chairman of the Board or its President or one of its Vice Presidents manually or in facsimile and a facsimile of its corporate seal to be imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

  Dated:  November 13, 1995

    TRUSTEE'S CERTIFICATE OF AUTHENTICATION
    This is one of the Debt Securities of the series designated herein provided for in the withinmentioned Indenture.

  FIRST FIDELITY BANK, NATIONAL ASSOCIATION as Trustee

  By:
     -------------------------
     Authorized Officer

  Attest:
         --------------------------
         Assistant Secretary

  McDONALD'S CORPORATION

  By:
    -------------------------
    Vice President and Treasurer


                              McDONALD'S CORPORATION
                      7.05% DEBENTURE DUE NOVEMBER 15, 2025

       This Debenture is one of a duly authorized issue of debentures, notes  or
  other  evidences  of  indebtedness  of   the  Company  (herein  called "Debt
  Securities") of a series hereinafter specified, all issued and to be issued under an Indenture dated as of March 1, 1987 (herein called the "Indenture"), between the Company and First Fidelity Bank, National Association, (formerly Fidelity Bank, National Association), as Trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Debt Securities and the terms upon which the Debt
  Securities are, and are to be, authenticated and delivered. The Debt Securities may be issued in one or more series, which different series may be issued in various currencies, may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Debenture is one of a series of Debt Securities of the Company designated as its 7.05% Debentures due November 15, 2025 (herein called the "Debentures"), limited in aggregate principal amount to $150,000,000.

       In the case where any interest payment date or the maturity date does not fall on a Business Day, payment of interest or principal otherwise payable on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the interest payment date or the maturity date, as the case may be, and no interest shall accrue for the period from and after such interest payment date or the maturity date.

       The Debentures may, at the option of the Company, be redeemed as a whole at any time or in part from time to time, on any date on or after November 15, 2005, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date of redemption to the Holders of Debentures to be redeemed, as provided in the Indenture, at the following redemption prices (expressed in percentages of principal amount):

            2005        103.26%        2011         101.30%
            2006        102.93%        2012         100.98%
            2007        102.61%        2013         100.65%
            2008        102.28%        2014         100.33%
            2009        101.96%        2015 and
            2010        101.63%         thereafter  100.00%

  together in each case with accrued interest to the date of redemption.

       In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. Debentures (or portions thereof as aforesaid) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date fixed for redemption.

       If an Event of Default shall occur with respect to the Debentures, the principal of the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

       The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities under the Indenture at any time by the Company with the consent of the Holders of
  66 2/3% in aggregate principal amount of the Debt Securities at the time Outstanding, as defined in the Indenture. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding, as defined in the Indenture, on behalf of the Holders of all the Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Debenture or upon any Debenture issued upon the transfer hereof or in exchange therefor or in lieu hereof.

       No reference herein to the Indenture and no provision of this Debenture pr of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, places, and rate, and in the coin and currency, herein prescribed.

       As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable on the Debt Security Register of the Company, upon surrender of this Debenture for transfer at the office or agency of the Company in the City of New York, New York, or the City of Philadelphia, Pennsylvania, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debt Security registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

       The Debentures are issuable only as registered Debentures without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is exchangeable for a like aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same.

       No service charge will be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

       The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

       No recourse shall be made for the payment of the principal of or the interest on this Debenture or for any claim based hereon or otherwise in any manner in respect hereof, or in respect of the Indenture, against any incorporator, stockholder, officer or director, as such past, present or future, of the Company or of any predecessor or successor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

       All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

       The following abbreviations, when used in the inscription on the face of this Instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM    -as tenants in common
  TEN ENT    -as tenants by the entireties
  JT TEN     -as joint tenants with right of survivorship
              and not as tenants in common


  UNIF GIFT MIN ACT -                     Custodian
                      -----------------              -----------------
                         (Cust)                           (Minor)
                            under Uniform Gifts to Minors
                                Act
                                     ----------------
                                          (State)

     Additional abbreviations may also be used though not in the above list.
  -------------------------------------------------------------------------
                FOR VALUE RECEIVED the undersigned hereby sell(s),
                          assign(s) and transfer(s) unto

  PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE


  -------------------------------------------------------------------------
                    PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE
  -------------------------------------------------------------------------
  -------------------------------------------------------------------------
  the within Instrument of McDONALD'S CORPORATION and hereby does irrevocably constitute and appoint
                        -----------------------------------------------------
  Attorney to transfer the said Instrument on the books of the within-named Company, with full power of substitution in the premises.

  Dated:
         ----------------------------          ----------------------------


            NOTICE:  The signature to this assignment must correspond
             with the name as it appears upon the face of the within
               Instrument in every particular, without alteration or
                       enlargement or any change whatever.